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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No.: 333-42145) pertaining to The A Consulting Team, Inc. 1997 Stock Option and Award Plan and Form S-3 (Registration No.: 333-88330, 333-42744, 333-51084) our report dated February 15, 2002, with respect to the consolidated financial statements of The A Consulting Team, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2003.


New York, New York                          ERNST & YOUNG LLP
March 26, 2004